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                                                                    Exhibit 23.1

                          Consent of Ernst & Young LLP

We consent to the incorporation by references in the Registration Statement (Form S-8 No. 333-____) pertaining to the registration of 850,000 shares of Gulf South Medical Supply, Inc. common stock for the Gulf South Medical Supply, Inc. 1997 Stock Plan of our report dated February 7, 1997, with respect to the consolidated financial statements and schedule of Gulf South Medical Supply, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


Jackson, Mississippi
July 7, 1997

                                             /s/ ERNST & YOUNG